THIS AGREEMENT is made as of September 13, 2013 (the "Effective Date").

AMONG:

I-Minerals  Inc., a body corporate, continued under the laws of Canada, having its head office at Suite 880 - 580 Hornby Street, Vancouver, British Columbia, Canada V6C 3B6

(hereinafter called the "Company")

OF THE FIRST PART

AND:

i-minerals USA Inc., an Idaho limited liability company, having an office c/o  the Company, at Suite 880 - 580 Hornby Street, Vancouver, British Columbia, Canada V6C 3B6

(hereinafter called the "Subsidiary")

OF THE SECOND  PART

AND:

BV Lending, LLC, an Idaho limited liability company, having its head office at Suite 201 - 901 Pier View Drive, Idaho Falls, Idaho, U.S.A. 83402

(hereinafter called "BV")

OF THE THIRD PART

WHEREAS:

A.	Pursuant to an agreement among the Company, BV and Ball Ventures LLC dated September 19,2012 (the "Initial Agreement"), BV agreed to advance up to $1,000,000 to the Company in tranches, with each advance thereunder having been considered an unsecured loan accruing interest at the rate of 9.5% per annum compounded semi annually from the date of each advance;

B.	BV has advanced the $1,000,000 to the Company provided for under the Initial Agreement, together with the additional advances listed in paragraph 2 herein;

C.	The Company continues to require additional funding to advance its Bovill Kaolin Project in the State of ldaho, U.S.A.;

D.	BV has agreed to advance additional funds to the Company on the terms and conditions hereinafter set forth; and

E.	The Subsidiary is a wholly-owned subsidiary of the Company and is the legal owner of the Helmer-Bovill Property hosting the Bovill Kaolin Project in the State of Idaho, U.S.A. referred to in Recital C. herein;

NOW THEREFORE  THIS  AGREEMENT  WITNESSETH   that in consideration of these presents and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties, the parties hereby agree as follows:

1.	Additional Advances to be made

1.01	BV hereby agrees to advance up to an additional $3,133,000 to the Company in tranches, in addition to the advances listed in paragraph 2.01 herein (individually an "Advance" and collectively "Advances"), with each Advance to be considered a secured loan accruing interest at the rate of 12% per annum calculated and paid semi-annually from the date of each Advance, with the Company to repay to BV the principal amount of each Advance as provided for in paragraph 6.01 hereof. Advances hereunder subsequent to be Effective Date will be to a maximum of $250,000 per month in accordance with Schedule A attached hereto. Advances are to be made on the first business day of each month subsequent to the Effective Date.

1.02	At BV's election and in its sole discretion, it may direct that the Company pay the interest owing on the Advances as provided for in paragraph 1.01 herein either in cash or in common shares in its capital stock ("Shares"). If interest is paid in Shares, the Shares will be issued at a deemed price per share equal to the volume weighted average trading price ("VWAP") of the Company's common shares over the twenty (20) trading days prior to the date such interest becomes payable, calculated by dividing the total value of common shares of the Company as traded on the TSX Venture Exchange (or such other stock exchange where the majority of the Company's trading takes place) by the total volume of shares traded.

1.03	The Company shall pay to BV a late charge equal to five percent (5%) of each payment due under this Agreement, or under any other instrument evidencing or securing this Agreement, that is not paid in full within ten (10) days after the applicable due date as provided for in paragraph 6.01 herein. Such late charge shall accrue and be due as of the due date for such payment and represents a reasonable estimate of fair compensation for the loss that may be sustained by BV for the failure of the Company to make timely payment. Such late charge shall be paid without prejudice to the right of BV to collect any other amounts provided for hereunder or to pursue any other rights and remedies available to BV under this Agreement, under any documents securing and/or guaranteeing this Agreement, at law or in equity.

1.04	All past due principal (whether in due course or by acceleration), past due interest and past due late charges shall, both before and after judgment, bear interest at the default rate of eighteen percent (18%) per annum compounded monthly from and after the applicable due date, as provided for in paragraph 6.01 herein, until paid in full.

1.05	The Company agrees to pay any and all reasonable costs and expenses (regardless of theparticular nature thereof and whether incurred before or after the initiation of suit or before or after judgment) which may be incurred by BV in connection with the enforcement of any of its rights under this Agreement and/or any instrument securing or guaranteeing this Agreement, including but not limited to attorney fees and all costs and expenses of collection.

1.06	The Company, and all sureties, guarantors, and endorsers hereof, severally waive presentment for payment, demand, and notice of dishonor and nonpayment of this Agreement, and consent to any and all extensions of time, renewals, waivers, or modifications that may be granted by BV with respect to the payment or other provisions of this Agreement, and to the release of any security, or any part thereof, with or without substitution.

1.07	Notwithstanding any other provision contained in this Agreement or in any instrument given to evidence or secure the obligations evidenced hereby: (i) the rates of interest and charges provided for herein and therein shall in no event exceed the rates and charges which result in interest being charged at a rate equaling the maximum allowed by law; and (ii) if for any reason whatsoever BV ever receives as interest in connection with the transaction of which this Agreement is a part an amount which would result in interest being charged at a rate exceeding the maximum allowed by law, such amount or portion thereof as would otherwise be excessive interest shall automatically be applied toward reduction of the unpaid principal balance then outstanding hereunder and not toward payment of interest.

2.	Previous Advances

2.01	The parties agree that the following principal amounts previously advanced by BV to the Company are to be considered Advances pursuant to the terms and conditions of this Agreement, and will entitle BV to receive bonus shares and bonus warrants as contemplated in paragraph 3.01 hereof:

(a)	$200,000 was advanced to the Company on November 5, 2012, of which $50,000 was applied to the loans under the Initial Agreement, with the balance of $150,000, together with interest thereon at the rate of 12% per annum accrued through the Effective Date in the amount of $15,386, is to be considered an Advance in the combined amount of$165,386;

(b)	$150,000 advanced to the Company on December 3, 2012, together with interest thereon at the rate of 12% per annum accrued through the Effective Date in the amount of $14,005, is to be considered an Advance in the combined amount of $164,005;

(c)	$200,000 advanced to the Company on January 23, 2013, together with interest thereon at the rate of 12% per annum accrued through the Effective Date in the amount of $15,321, is to be considered an Advance in the combined amount of $215,321;

(d)	$30,000 advanced to the Company on February 26, 2013, together with interest thereon at the rate of 12% per annum accrued through the Effective Date in the amount of $1,963, is to be considered an Advance in the combined amount of $31,963;

(e)	$250,000 advanced to the Company on March 15, 2013, together with interest thereon at the rate of 12% per annum accrued through the Effective Date in the amount of $14,959, is to be considered an Advance in the combined amount of $264,959;

(f)	$125,000 advanced to the Company on April 24, 2013, together with interest thereon at the rate of 12% per annum accrued through the Effective Date in the amount of $5,836, is to be considered an Advance in the combined amount of $130,836;

(g)	$145,000 advanced to the Company on June 13, 2013, together with interest thereon at the rate of 12% per annum accrued through the Effective Date in the amount of $4,386, is to be considered an Advance in the combined amount of $149,386;

(h)	$200,000 advanced to the Company on July ·11, 2013, together with interest thereon at the rate of 12% per annum accrued through the Effective Date in the amount of $4,208, is to be considered an Advance in the combined amount of $204,208; and

(i)	$300,000 advanced to the Company on July 31, 2013, together with interest at the rate of 12% per annum accrued through the Effective Date in the amount of $4,340, is to be considered an Advance in the combined amount of $304,340; and

(j)	$250,000 advanced to the Company on September 3, 2013, together with interest at the rate of 12% per annum accrued through the Effective Date in the amount of $822, is to be considered ad Advance in the combined amount of $250,822.

3.	Bonus Shares and Bonus Warrants

3.01	As additional consideration for each Advance by BV to the Company hereunder, the Company agrees to issue to or as directed by BV the following securities:

(a)	that number of common shares in its capital equal to 6% of the amount of the Advance, divided by the "Discounted Market Price" of the Company’s common shares, as defined in TSX Venture Exchange (the "Exchange") Policy 5.1, as of the close of business on the date of the Advance, for each $100,000 advanced hereunder, as adjusted by the Canadian/U.S. dollar exchange rate on the date of the Advance, and as also adjusted on a pro rata basis for Advances of a portion of $100,000, such shares to be considered "bonus shares" ("Bonus Shares") pursuant to the provisions of Exchange Policy 5.1; and

(b)	non-transferable share purchase warrants in the form attached as Schedule B, entitling the holder to purchase up to that number of common shares in the capital stock of the Company equal to 6% of the amount of the Advance, divided by the "Discounted Market Price" of the Company’s common shares, as defined in Exchange Policy 1.1, as of the close of business on the date of the Advance, for each $100,000 advanced hereunder, as adjusted by the Canadian/U.S. dollar exchange rate on the date of the Advance, and as also adjusted on a pro rata basis for Advances of a portion of $100,000, such share purchase warrants to be considered "bonus warrants" ("Bonus Warrants") pursuant to the provisions of Exchange Policy 5.1;

provided that:

(c)	the issuance of Bonus Shares and Bonus Warrants hereunder is subject to the Company receiving acceptance from the Exchange therefor;

(d)	each Bonus Warrant will entitle the holder to purchase one common share in the capital stock of the Company at a price equal to the greater of:

(i)	the "Market Price" of the Company's common shares, as defined in Exchange Policy 1.1, as of the close of business on the date of the Advance; and

(ii)	the VWAP of the Company's common shares over the twenty (20) trading days immediately prior to the date of the Advance;

for a period expiring on the earlier of:

(A)	December 1, 2016; and

(B)	the date the amount of the Advance, together with all accrued interest thereon, has been repaid in full; and

(e)	pursuant to the provisions of subsection 2.2(c) of Exchange Policy 5.1, the number of Bonus Warrants will be reduced or cancelled on a pro rata basis in the event the Advance in respect of which the Bonus Warrants were issued is reduced or paid out in the first year before those specific Bonus Warrants expire, such reduction or cancellation to take place within thirty (30) days after the reduction or paying out of such Advance.

4.	Security for Advances

4.01	As security for the repayment of the Advances, together with all accrued and unpaid interest thereon, the Company hereby grants, mortgages and charges in favour of BV, by way of a floating charge, its undertaking and all of its other property and assets for the time being, real and personal, movable and immovable, of whatsoever nature and kind, both present and in the future (the "Property"), including all of the issued and outstanding shares of the Subsidiary. The parties acknowledge that the charges hereby created in favour of BV constitute a first charge and are in priority to any and all specific or floating charges created by the Company in favour of any other creditors. The Company and the Subsidiary each agree to take all steps and actions as are reasonably necessary to assist BV with the registration of its interest in the Property in any provincial, state or federal property or title registries. It is also acknowledged by the parties that the Company shall be at liberty to, in the future, create or suffer to be created mortgages, charges, liens or encumbrances, by other specific charges or floating charges, ranking subsequent to the floating charges hereby created, and shall not be at liberty to, and shall not create or suffer to be created, any mortgage, charge, lien or encumbrance upon the Property ranking in priority to or pari passu with the charges hereby created, or to sell or dispose of the same otherwise than in the ordinary course of its business as at present conducted.

4.02	The parties also agree that the security provided for in paragraph 4.01 herein will be cancelled and of no further force or effect in the event of any of the following:

(a)	the Company making each of the payments provided for in sub-paragraph 6.01(a) herein; or

(b)	the Company entering into a JV Agreement (as defined in sub-paragraph 6.0l(b) herein) and by receiving the payments provided for in the JV Agreement that are sufficient to extinguish the Indebtedness in full; or

(c)	the Company receiving the requisite financing for the capital expenditures required to put the Bovill Kaolin Project into full commercial production and the extinguishment in full of the Indebtedness as provided for in sub-paragraph 6.01(c) herein occurring; or

(d)	the Company extinguishing the Indebtedness following a Change of Control as provided for in sub-paragraph 6.01(d) herein; or

(e)	the Company extinguishing the Indebtedness as a result of completing one or more equity financings as provided for in sub-paragraph 6.01(e) herein.

5.	Board Representation

5.01	The Company, if requested to do so by BV, agrees to include an individual designated by BV as one of management's nominees for director in the notice of meeting and information circular to be distributed to the shareholders of the Company in connection with its next annual general meeting of shareholders, to be held on or before December 31, 2013.

5.02	In the event BV does not request the Company to include an individual designated by BV as one of management's nominees for director as contemplated in paragraph 5.01 herein, in the event the Indebtedness hereunder (as defined in paragraph 6.01 herei n) at any time exceeds $2,000,000 and for as long as the Indebtedness exceeds that amount, the Company, if requested to do so by BV, also agrees to appoint an individual designated by BV as an additional director of the Company if the constating documents of the Company so provide, and, if they do not so provide, to include such individual as one of management's nominees for director in the notice of meeting and information circular to be distributed to the shareholders of the Company in connection with the next atmual general meeting of shareholders subsequent to the date of such request.

6.	Repayment Provisions

6.01	The Company agrees to repay the principal amount of each Advance hereunder, together with all accrued and unpaid interest thereon, together with all advances under the Initial Agreement, together with all accrued and unpaid interest thereon (collectively, the "Indebtedness"), as follows:

(a)	subject to the provisions of sub-paragraphs (b), (c), (d) and (e) of this paragraph 6.01:

(i)	on the date that is twelve (12) months after the date of the last Advance hereunder, $1,000,000 will become due and payable;

(ii)	on the date that is eighteen (18) months after the date of the last Advance hereunder, an additional $2,000,000 will become due and payable; and

(iii)	on the date that is twenty-four (24) months after the date of the last Advance hereunder, the balance of the Indebtedness will become due and payable;

(b)	in the event the Company enters into a joint venture agreement with a joint venture partner for the continued development of the Bovill Kaolin Project (a "JV Agreement"), all payments received pursuant to the JV Agreement will be applied to reduce the Indebtedness, provided that in the event such payments are insufficient to extinguish the Indebtedness in full, the balance of the Indebtedness will become due and payable as follows:

(i)	one-third on the date that is six (6) months after the date the Company enters into the JV Agreement;

(ii)	an additional one-third on the date that is twelve (12) months after the date the Company enters into the JV Agreement; and

(iii)	the final one-third on the date that is eighteen (18) months after the date the Company enters into the JV Agreement;

provided that no JV Agreement that does not provide for payments to fully extinguish the Indebtedness will be entered into by the Company without the Company first having obtained the written consent of BV for the Company entering into such a JV Agreement, which written consent may be withheld by BV in its sole discretion;

(c)	in the event the Company receives the requisite financing for the capital expenditures required to put the Bovill Kaolin Project into full commercial production, the Indebtedness will become due and payable five (5) business days from the closing of such financing;

(d)	in the event a person currently not related to the Company acquires more than 40% of the then issued and outstanding common shares of the Company (a Change of Control"), the Indebtedness will, at BV's election and in its sole discretion, become immediately due and payable upon the effective date of the Change of Control;

(e)	in the event the Company completes any equity financing with a person or persons not currently related to the Company, the following minimum net proceeds received by the Company from any such financing will be applied against the Indebtedness three (3) business days from the closing of any such financing:

(i)	up to $500,000, no portion need be applied against the Indebtedness;

(ii)	from $500,000 to $1,000,000, 15% of the net proceeds would be applied against the Indebtedness;

(iii)	from $1,000,000 to $2,000,000, 25% of the net proceeds would be applied against the Indebtedness;

(iv)	from $2,000,000 to $6,000,000, 50% of the net proceeds would be applied against the Indebtedness; and

(v)	in excess of $6,000,000, 50% of the initial $6,000,000 and 100% of the balance in excess of $6,000,000 of the net proceeds would be applied against the Indebtedness.

7.	Participation Right

7.01	If at any time after the Effective Date and for so long as any Advance is outstanding, the Company proposes to issue or sell any common shares or convertible securities ("Additional Securities") other than:

(a)	pursuant to the exercise of any stock options granted under the Company's stock option plan; or

(b)	pursuant to the exercise of any share purchase warrants issued pursuant to previously-completed private placements; or

(c)	for property interests other than money;

BV shall have the right to subscribe for and purchase (directly or through an affiliate) Additional Securities, at the price at which such Additional Securities are offered for sale to other purchasers, up to its then pro rata interest in the issued and outstanding common shares of the Company, in each case, prior to giving effect to the issuance or sale of such Additional Securities (the "Maximum Additional Securities").

7.02	If the Company intends to authorize and/or issue Additional Securities that give rise to BV's rights pursuant to paragraph 7.01, the Company shall provide notice to BV (the "Rights Notice") no less than six business days before the date on which the Company intends to issue Additional Securities giving rise to BV's rights pursuant to paragraph 7.01.

7.03	The Rights Notice shall provide the same information to BV regarding the particulars of the issuance or sale of the Additional Securities as is provided to other persons proposing to participate in the subscription for Additional Securities. BV shall give notice (an "Acceptance Notice") to the Company not later than 5:00p.m. (Vancouver time) on the fifth business day following the receipt of any Rights Notice, setting out the number of Additional Securities, if any, up to the Maximum Additional Securities, which BV intends to subscribe for and purchase. Following receipt of an Acceptance Notice, BV shall be entitled to participate in the subscription for Additional Securities in the same manner as other persons subscribing for Additional Securities and shall be entitled to subscribe for the number of Additional Securities specified in the Acceptance Notice under such subscription.

8.	Acceptances and Approvals

8.01	The Company agrees to make application to the Exchange for its acceptance of the issuance of the Bonus Shares and Bonus Warrants pursuant to paragraph 3.01 hereof, which application will include all required supporting documents and information and the applicable filing fees, forthwith upon the execution and delivery of this Agreement by all parties.

8.02	In the event the provisions of Exchange Policy 5.9 and Multilateral Instrument 61-101 (each entitled "Protection of Minority Security Holders in Special Transactions") apply to any of the provisions of this Agreement, the Company also agrees to seek the required approval of its shareholders thereunder at its next annual general meeting of its shareholders, to be held on or before December 31, 2013, in order to seek the requisite approval from its shareholders for the provisions hereof requiring such approval.

9.	Notices

9.01	All notices, payments and other communications given in connection with this Agreement shall be in writing, and the respective addresses of the parties for the service of any notice, payment or other communication shall be as follows:

(a)	if to the Company:

1-Minerals Inc. Suite 880- 580 Hornby Street Vancouver, British Columbia, Canada V6C 3B6

Attention: Barry Girling, Director Email: wbg@imineralsinc.com

(b)	if to the Subsidiary:

i-minerals USA Inc. Suite 880 - 580 Hornby Street Vancouver, British Columbia, Canada V6C 3B6

Attention: Barry Girling, Director Email: wbg@imineralsinc.com

(c)	if to BV:

BV Lending, LLC Suite 201 -901 Pier View Drive Idaho Falls, Idaho, U.S.A. 83402

Attention: Cortney Liddiard, Chief Executive Officer Email: flyfish@ballventures.com with a copy to:

Thel W. Casper, Esq. General Counsel to Ball Ventures, LLC P. 0. Box 51298 Idaho Falls, Idaho, U.S.A. 83402

Email: tcasper@ballventures.com

Any notice, payment or other communication shall be sufficiently given if delivered by email or by hand or by reputable courier service, or, absent postal disruption, if sent by registered mail, postage prepaid, posted within either Canada or the United States of America, to the parties at their respective addresses for service as set forth above. Any notice, payment or other communication shall be deemed to have been given and received on the first business day on which it is presented during normal business hours at the address for service of the addressee. Any party may change its address for service by notice in writing to the other parties.

10.	Time of the Essence

10.01	Time shall be of the essence of this Agreement.

11.	U.S. Dollars

11.01	All references herein to dollar amounts are to lawful currency of the United States of America.

12.	Headings

12.01	The headings contained herein are for convenience only and shall not affect the meaning or interpretation hereof.

13.	Singular and Plural, etc.

13.01	Where the context so requires, words importi ng the singular number include the plural and vice versa, and words importing gender shall include the masculine, feminine and neuter genders.

14.	Entire Agreement

14.01	This Agreement constitutes the only agreement among the parties with respect to the subject matter hereof and shall supersede any and all prior negotiations and understandings. This Agreement may be amended or modified in any respect by written instrument only.

14.02	Without limiting the generality of paragraph 14.01 herein, the parties also specifically agree that the provisions of paragraph 1.1 of the Initial Agreement, dealing with repayment provisions in respect of advances under the Initial Agreement, together with all accrued and unpaid interest thereon, are hereby cancelled and of no further force or effect.

15.	Severability

15.01	The invalidity or unenforceability of any particular provision of this Agreement shall not effect or limit the validity or enforceability of the remaining provisions of this Agreement.

16.	Governing Law

16.01	This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein. The parties irrevocably attorn to the jurisdiction of the courts of British Columbia, which will have non-exclusive jurisdiction over any matter arising out of this Agreement.

17.	Dispute Resolution

17.01	If any dispute arises between any of the Parties (the Parties in dispute being the "Participants") concerning this Agreement or its interpretation or the respective rights, duties or liabilities of the Parties, then a Participant may give to the other Participants notice in writing of the existence of such dispute, specifying its nature and the point at issue and the Participants agree:

(a)	to try to resolve the dispute by participating in a structured negotiation with a mediator under the Commercial Mediation Rules of British Columbia International Commercial Arbitration Centre ("BCICAC");

(b)	where a dispute is not resolved by mediation within a period of 30 days after the appointment of a mediator or within such further period of time to which the Participants agree, any Participant may refer the dispute to be finally resolved by arbitration under the BCICAC Rules. The appointing authority will be the BCICAC, the case shall be administered by the BCICAC in accordance with its "Procedures for Cases under the BCICAC Rules" and the place of arbitration shall be Vancouver, British Columbia. The appointment by the BCICAC is binding upon all of the Participants;

(c)	the arbitrator will give his decision in writing within three weeks of his being appointed and the decision, both on the dispute and on the costs of the arbitration will be final and binding upon the Participants;

(d)	the arbitrator will have full authority to rule on any question of law in the same manner as any Judge in any Court of the Province of British Columbia and the ruling of the arbitrator on any question of law will be final and binding upon the Participants; and

(e)	the failure of any Participant to abide by the decision of the arbitrator is considered a material breach of this Agreement.

This Paragraph shall survive any termination of this Agreement and continues in full force and effect notwithstanding any determination by a court or the Parties that one or more other provisions of this Agreement are invalid, contrary to law or unenforceable.

18.	Successors and Assigns

18.01	The terms and provisions of this Agreement shall be binding upon and enure to the benefit of each of the parties and their respective successors and permitted assigns; provided that this Agreement shall not be assignable by any party without the written consent of each of the other parties hereto.

19.	Further Assurances

19.01	Each of the parties hereto shall do or cause to be done all such acts and things and execute or cause to be executed all such documents, agreements and other instruments as may reasonably be necessary or desirable for the purpose of carrying out the provisions and intent of this Agreement.

20.	Effective Date

20.01	This Agreement is intended to and shall take effect as of the date first set forth above, notwithstanding its actual date of execution or delivery.

21.	Counterparts and Facsimile

21.01	This Agreement may be executed in any number of counterparts by original, facsimile or other form of electronic signature, each of which so executed shall constitute an original and all of which taken together shall form one and the same agreement.

IN WITNESS WHEREOF the parties have executed and delivered this Agreement as of the day and year first above written.

Executed by
I-Minerals Inc.

/s/ Thomas L. Conway
Authorized Signatory

Executed by
i-minerals USA Inc.
in the presence of:.

/s/ Barry Girling
Authorized Signatory

Executed by
BV Lending, LLC
By: Ball Ventures, LLC, an Idaho limited liability company, the Member

                Per:/s/ Courtney Liddiard
                       Courtney Liddiard, CEO

A1

SCHEDULE A

	2013
	September	October	November	December
Budget	250,000	250,000	250,000	250,000
Contingency	0	0	0	0
Total	250,000	250,000	250,000	250,000

	2014
	January	February	March	April	May	June
Budget	250,000	250,000	250,000	250,000	174,000	129,000
Contingency	0	0	0	0	17,400	12.900
Total	250.000	250,000	250,000	250,000	191,400	141,900

	2014
	July	August	September	October	November	December
Budget	107,000	143,000	145,000	119,000	113,000	100,000
Contingency	10,700	14,300	14,500	11,900	11,300	10,000
Total	117.700	157,300	159.500	130,900	124,300	110,000

B1

SCHEDULEB

UNLESS  PERMITTED UNDER  SECURITIES  LEGISLATION, THE  HOLDER   OF  THIS  SECURITY MUST NOT TRADE THE SECURITY BEFORE ♦  ♦, ♦.

WITHOUT PRIOR  WRITTEN  APPROVAL OF THE TSX VENTURE EXCHANGE  AND COMPLIANCE WITH  ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON  OR  THROUGH THE  FACILITIES OF  THE  TSX VENTURE  EXCHANGE  OR  OTHERWISE  IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL ♦ ♦, ♦

THIS WARRANT CERTIFICATE IS VOID IF NOT EXERCISED ON OR BEFORE
5:00 P.M. (VANCOUVER TIME) ON ♦ ♦, ♦

WARRANT CERTIFICATE

I-Minerals Inc.

(Continued under the laws of Canada)

WARRANT CERTIFICATE NO. «war no»	«war» WARRANTS entitling the holder to acquire, subject to adjustment, one Common Share for each Warrant represented hereby.

THIS IS TO CERTIFY THAT

                      «Name»

(hereinafter referred to as the "holder" or the "Warrantholder") is entitled to acquire for each Warrant represented hereby, in the manner and subject to the restrictions and adjustments set forth herein, at any time and from time to time until5:00 p.m. (Vancouver time) (the "Expiry Time") on♦  ♦, ♦,one fully paid and non-assessable common share ("Common Share") in the capital of I-Minerals Inc. (the "Company").

The Warrants may only be exercised a t the head office of the Company at 1-Minerals Inc., Suite 880-580 Hornby Street, Vancouver, B.C. V6C 3B6.  The Warrants are  issued subject to the terms and conditions appended hereto as Schedule "A".

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed by a duly authorized officer.

DATED this ♦ day of ♦,♦.

I-Minerals Inc.

Per: ______________________________________
Authorized Signing Officer

(See terms and conditions attached hereto)

B2

SCHEDULE
"A"

TERMS AND CONDITIONS FOR WARRANTS

Terms and Conditions attached to the Warrants issued by I-Minerals Inc. and dated ♦♦, ♦.

ARTICLE  1
INTERPRETATION

1.1                           Definitions

              In  these Terms  and  Conditions, unless  there is  something in  the subject  matter  or  context inconsistent therewith:

(a)	"Common Shares" means the common shares in the capital of the Company to be issued pursuant to the exercise of Warrants;

(b)	"Company" means 1-Minerals Inc. unless and until a successor corporation shall have become such in the manner prescribed in Article 6, and thereafter "Company" shall mean such successor corporation;

(c)	"Company's Auditors" means an independent firm of accountants duly appointed as auditors of the Company;

(d)	"Exchange" means the TSX Venture Exchange or such other stock exchange on which the Company's Common Shares are listed and posted for trading;

(e)	"Exercise Price" means the price of $♦ per share if exercised by 5:00 p.m. (Vancouver time) on ♦♦,♦;

(f)	"Expiry Time" means 5:00p.m. (Vancouver time) on ♦♦,♦;

(g)	"herein", "hereby" and similar expressions refer to these Terms and Conditions as the same ma y be amended or modified from time to time; and the expression "Article" and "Section" followed by a number refer to the specified Article or Section of these Terms a nd Conditions;

(h)	"Issue Date" means the issue date of the Warrants shown on the face page of this Warrant Certificate;

(i)	"person" means an individual, corporation, partnership, trustee or any unincorporated orga nization and words importing persons have a similar meaning;

(j)	"Warrants" means the share purchase warrants to acquire Common Shares evidenced by this Warrant Certificate; and

(k)	"Warrant Certificate" means the certificate to which these Terms and Conditions are attached.

1.2                          Interpretation Not Affected by Headings

(a)	The division of these Terms and Conditions into Articles and Sections, and the insertion of headings, are for convenience of reference only and shall not affect the construction or interpretation thereof.

(b)	Words importing the singular number include the plural and vice versa and words importing the masculine gender include the feminine and neuter genders.

1.3	Applicable Law

          The terms hereof and of the Warrants shall be construed in accordance  with the laws of the Province of British Columbia and the laws of Canada.

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ARTICLE 2
ISSUE OF WARRANTS

2.1                           Issue of Warrants

                               That number of Warrants set out on this Warrant Certificate are hereby created and authorized to issued.

2.2                           Additional Warrants

                             Subject  to  any  other  written  agreement  between   the  Company   and  the  Warrantholder,  the Company may at any time and from time to time undertake further equity or debt financing and may issue additional Common Shares, warrants or grant options or similar rights to purchase Common  Shares to any person.

2.3                           Issue in Substitution  for Lost Warrants

                             If this Warrant Certificate becomes mutilated, lost, destroyed or stolen:

(a)	the Company shall issue and deliver a new Warrant Certificate of like date and tenor as the one mutilated, lost, destroyed or stolen, in exchange for and in place of and upon cancellation of such mutilated, lost, destroyed or stolen Warrant Certificate; and

(b)	the holder shall bear the cost of the issue of a new Warrant Certificate hereunder and in the case of the loss, destruction or theft of the Warrant Certificate, shall furnish to the Company such evidence of loss, destruction, or theft as shall be satisfactory to the Company in its discretion and the Company may also require the holder to furnish indemnity in an amount and form satisfactory to the Company in its discretion, and shall pay the reasonable charges of the Company in connection therewith.

2.4                           Warrantholder Not a Shareholder

The  Warrants shall  not constitute the holder a shareholder  of the Company, nor entitle  it to any right or interest in respect thereof except as may be expressly provided in this Warrant Certificate.

ARTICLE3
EXERCISE OF THEWARRANTS

3.1                           Method of Exercise of the Warrants

The  right  to purchase  Common  Shares conferred  by this  Warrant  Certificate may  be exercised, prior  to  the  Expiry  Time,  by  the  holder  surrendering  it,  with  a  duly  completed  and  executed  exercise  form substantially in the form attached  hereto as Schedule "B" and cash or a certified cheq ue payable  to or to the order of the Company, at par in Vancouver, B.C.  for the Exercise Price applicable at the time of surrender in respect  of the Common Shares subscribed  for in lawful money of Canada, to the Company.

3.2                           Effect of Exercise of the Warrants

(a)	Upon su rrender and payment as aforesaid the Common Shares so subscribed for shall be issued as fully paid and non-assessable shares and the holder shall become the holder of record of such Common Shares on the date of such su rrender and payment; and

(b)	within three business days after surrender and payment as aforesaid, the Company shall forthwith cause the issuance to the holder a certificate for the Common Sha res purchased as aforesaid.

3.3                          Subscription for Less than Entitlement

The holder  may subscribe  for and purchase a number of Common  Shares  less than the number which  it is entitled  to purchase pursuant to the surrendered  Warrant Certificate.   In the event of any purchase of a

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number of Common Shares less than the number which can be purchased pursuant to this Warrant Certificate, the holder shall be entitled to the return of this Warrant Certificate with a notation on the Grid attached hereto as Schedule "C" showing the balance of the Common Shares which it is entitled to purchase pursuant to this Warrant Certificate which were not then purchased.

3.4                         Expiration of the Warrants

After the Expiry Time all rights hereunder shall wholly cease and terminate and the Warrants shall be void and of no effect.

3.5                    Hold Periods and Legending of Share Certificate

If any of the Warrants are exercised prior to ♦ ♦, ♦, the certificates representing the Common

Shares to be issued pursuant to such exercise shall bear the following legends:

"Unless permitted under securities legislation, the holder of this security must not trade the security before♦ ♦,♦."

"Without  prior written approval of the TSX Venture Exchange and compliance with all applicable securities legislation, the securities represented by this certificate may not be sold, transferred,  hypothecated  or  otherwise  traded  on  or  through   the  facilities  of  the  TSX Venture  Exchange or otherwise  in Canada  or to or for  the benefit  of a Canadian  resident until ♦ ♦, ♦."

ARTICLE4
ADJUSTMENTS

4.1                           Adjustments

                             The number of Common Shares purchasable upon the exercise of each Warrant and the Exercise Price shall be subject to adjustment as follows:

(a)	in the event the Company shall:

(i)	pay a dividend in Common Shares or make a distribution in Common Shares;

(ii)	subdivide its outstanding Common Shares;

(iii)	combine its outstanding Common Shares into a smaller number of Common Shares; or

(iv)	issue by reclassification of its Common Shares other securities of the Company (including any such reclassification in connection with a consolidation, merger, amalgamation or other combination in which the Company is the surviving corporation);

the number of Common Shares (or other securities) purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Warrantholder shall be entitled to receive the kind and number of Common Shares or other securities of the Company which it would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this subsection (a) shall become effective immediately after the effective da te of such event retroactive to the record date, if any, for such event.

(b)	In case the Company shall issue rights, options or warrants to all or substantially all holders of its outstanding Common Shares, without any charge to such holders, entitling them (for a period within 45 days after the record date mentioned below) to subscribe for or purchase Common Shares a t a price per share which is lower than 95% of the current market price at the record date mentioned below than the then current market price per Common Share (as determined in accordance with subsection (d) below), the number of Common Shares thereafter purchasable upon the exercise of each Warrant shall be determined

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by multiplying the number of Common Shares theretofore purchasable upon exercise of each Warrant by a fraction, of which the numerator shall be the number of Common Shares outstanding on the date of issuance of such rights, options or warrants plus the number of additional Common Shares offered for subscription or purchase, and of which the denominator shall be the number of Common Shares outstanding on the date of issuance of such rights, options or warrants plus the number of shares which the aggregate offering price of the total number of Common Shares so offered would purchase at the current market price per Common Share at such record date. Such adjustment shall be made whenever such rights, options or warrants a re issued, and shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights, options or warrants.

(c)	In case the Company shall distribute to all or substantially all holders of its Common Shares evidences of its indebtedness or assets (excluding cash dividends or distributions payable out of consolidated earnings or earned surplus and dividends or distributions referred to in subsection (a) above or in subsection (d) below or rights, options or warrants, or convertible or exchangeable securities containing the right to subscribe for or purchase Common Shares (excluding those referred to in subsection (b) above)), then in each case the number of Common Shares thereafter purchasable upon the exercise of each Warrant shall be determined by multiplying the number of Common Shares theretofore purchasable upon the exercise of each Warrant by a fraction, of which the numerator shall be the then current market price per Common Share (as determined in accordance with subsection (d) below) on the date of such distribution, and of which the denominator shall be the then current market price per Common Share less the then fair value (as determined by the board of directors of the Company, acting reasonably) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights, options or warrants, or of such convertible or exchangeable securities applicable to one Common Share. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record da te for the determination of shareholders entitled to receive such distribution.

In the event of the distribution by the Company to all or substantially all of the holders of its Common Shares of shares of a subsidiary or securities convertible or exercisable for such shares, then in lieu of an adjustment in the number of Common Shares purchasable upon the exercise of each Warrant, the Warrantholder of each Warrant, upon the exercise thereof, shall receive from the Company, such subsidiary or both, as the Company shall reasonably determine, the shares or other securities to which such Warrantholder would have been entitled if such Warrantholder had exercised such Warrant immediately prior thereto, all subject to further adjustment as provided in this section 4.1 provided, however, that no adjustment in respect of dividends or interest on such shares or other securities shall be made during the term of a Warrant or upon the exercise of a Warrant.

(d)	For the purpose of any computation under subsections (b) and (c) of this section 4.1, the current market price per Common Share at any date shall be the weighted average price per Common Share for 25 consecutive trading days, commencing not more than 45 trading days before such date on the stock exchange on which the Common Shares are then traded; provided if the Common Shares are then traded on more than one stock exchange, then on the stock exchange on which the largest volume of Common Shares were traded during such 25 consecutive trading day period. The weighted average price per Common Share shall be determined by dividing the aggregate sale price of all Common Shares sold on such exchange or market, as the case may be, during the said 25 consecutive trading days by the total number of shares so sold. For purposes of this subsection (d), trading day means, with respect to a stock exchange, a day on which such exchange is open for the transaction of business. Should the Common Shares not be listed on any stock exchange the current market price per Common Share at any date shall be determined by the board of directors of the Company, acting reasonably.

(e)	In any case in which this Article 4 shall require that any adjustment in the Exercise Price be made effective immediately after a record date for a specified event, the Company may elect to defer until the occurrence of the event the issuance, to the holder of any Warrant exercised after that record date, of the Common Shares and other shares of the Company, if any, issuable upon the exercise of the Warrant over and above the Common Shares and other shares of the Company; provided, however, that the Company shall deliver to the holder an appropriate instrument evidencing the holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

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(f)	No adjustment in the number of Common Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of Common Shares purchasable upon the exercise of each Warrant; provided, however, that any adjustments which by reason of this subsection (f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest one-hundredth of a share.

(g)	Wherever the number of Common Shares purchasable upon the exercise of each Warrant is adjusted, as herein provided, the Exercise Price payable upon exercise of each Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Common Shares purchasable upon the exercise of such Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Common Shares purchasable immediately thereafter.

(h)	No adjustment in the number of Common Shares purchasable upon the exercise of each Warrant need be made under subsections (b) and (c) if, the Company issues or distributes to the Warrantholder the rights, options, warrants, or convertible or exchangeable securities, or evidences of indebtedness or assets referred to in those subsections which the Warrantholder would have been entitled to receive had the Warrants been exercised prior to the happening of such event or the record date with respect thereto.

(i)	In the event that a t any time, as a result of an adjustment made pursuant to subsection (a) above, the Warrantholder shall become entitled to purchase any securities of the Company other than Common Shares, thereafter the number of such other shares so purchasable upon exercise of each Warrant and the Exercise Price of such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Shares contained in subsections (a) through (h), inclusive, above, and the provisions of sections 4.2 through 4.4, inclusive, of this Article 4 with respect to the Common Shares, shall apply on like terms to any such other securities.

(j)	Upon the expiration of any rights, options, warrants or conversion or exchange privileges, if any thereof shall not have been exercised, the Exercise Price and the number of Common Shares purchasable upon the exercise of each Warrant shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) as if:

(i)	the only Common Shares so issued were the Common Shares, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion or exchange rights; and

(ii)	such Common Shares, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options, warrants or conversion or exchange rights whether or not exercised;

provided further, that no such readjustment shall have the effect of increasing the Exercise Price or decreasing the number of Common Shares purchasable upon the exercise of each Warrant by an amount in excess of the amount of the adjustment initially made with respect to the issuance, sale or grant of such rights, options, warrants or conversion or exchange rights.

4.2          Voluntary Adjustment by the Company

             Subject to requisite Exchange acceptance, the Company  may, at its option, at any time during  the term of the Warrants, reduce  the then current Exercise  Price  to any amount  deemed  appropriate  by the Board  of Directors of the Company.

4.3          Notice of Adjustment

           Whenever the number of Common Shares purchasable upon the exercise of each Warrant or the Exercise Price of such Common Shares is adjusted, as herein provided, the Company shall promptly send to the Warrantholder by first class mail, postage prepaid, notice of such adjustment or adjustments.

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4.4          No Adjustment for Dividends

             Except as provided in section 4.1 of this Article 4, no adjustment in respect of any dividends shall be made during the term of a Warrant or upon the exercise of a Warrant.

4.5          Preservation of Purchase Rights Upon Merger, Consolidation, etc.

           In connection  with any consolidation of the Company  with, or amalgamation  or merger  of the Company  with  or  into, another  corporation (including, without  limitation, pursuant  to a "takeover  bid", "tender offer"  or other  acquisition  of all or substantially  all of the outstanding Common  Shares)  or in case of any sale, transfer or lease to another corporation of all or substantially all the property of the Company, the Company or such successor or purchasing corporation, as the case may be, shall execute with the Warrantholder  an agreement that the Warrantholder shall have the right thereafter, upon payment of the Exercise Price in effect immediately prior to such action, to purchase  upon exercise of each Warrant the kind and amount of shares and other securities and property which   it  would  have  owned  or  have  been  entitled   to   receive  after   the  happening   of  such   consolidation, amalgamation, merger, sale, transfer or lease had such Warrant been exercised  immediately  prior to such action, and the Warrantholder  shall  be bound  to accept such shares  and other securities  and property  in lieu of the Common Shares to which it was previously entitled; provided, however, that no adjustment in respect of dividends,  interest or other income  on or from such shares or other securities  and property shall be made during the term of a Warrant or upon  the exercise  of a  Warrant.    Any such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Schedule "A".  The provisions of this Article 4 shall similarly apply to successive consolidations, mergers, amalgamation, sales, transfers or leases.

4.6         Determination of Adjustments

             If any questions shall at any time arise with respect  to the Exercise Price, such question  shall  be conclusively determined, absent manifest error, by the Company's Auditors,  or, if they decline to so act, any other firm  of  Chartered   Accountants,  in  Vancouver,  British   Columbia,  that  the  Company  may  designate  and  the Warrantholder, acting  reasonably, may approve,  and  who  shall  have access  all  appropriate records  and  such determination shall be binding upon the Company and the holder.

ARTICLES COVENANTS BY THE
COMPANY

5.1          Reservation of Common Shares

              The Company will reserve and there will remain unissued out of its authorized capital a sufficient number of Common Shares to satisfy the rights of acquisition provided for in this Warrant Certificate.

ARTICLE6
MERGER AND SUCCESSORS

6.1            Company May Consolidate, etc. on Certain Terms

               Nothing   herein  contained   shall  prevent  any consolidation,  amalgamation   or  merger  of  the Company  with or into any other corporation  or corporations, or a conveyance  or transfer of all or substantially  all the properties and estates of the Company as an entirety to any corporation lawfully entitled  to acquire and operate same,  provided, however, that the corporation  formed  by such consolidation, amalgamation or merger  or which acquires by conveyance  or transfer all or substantially all the properties and estates of the Company  as an entirety shall,  simultaneously  with  such  amalgamation,  merger,  conveyance or  transfer,  assume  the  due  and  punctual performance  and  observance  of  all  the  covenants and  conditions  hereof   to  be  performed  or  observed  by  the Company.

6.2          Successor Company Substituted

              In case the Company, pursuant to section 6.1 shall be consolidated, amalgamated or merged  with or into any other corporation or corporations  or shall convey or transfer  all or substantially  all of its properties and

B8

estates  as  an  entirety   to  any  ot her  corporation,   the  successor   corporation   formed  by  such  consolidation or amalgamation,  or into which  the Company  shall have been consolidated, amalgamated  or merged  or which  shall have received a conveyance or tra nsfer as aforesaid, shall succeed to and be substituted for the Company  hereunder and such changes in phraseology and form (but not in substance)  may be made in this Warrant Certifica te and herein as may be appropriate in view of such amalgamation, merger or transfer.

ARTICLE7
AMENDMENTS

7.1          Amendment, etc.

This  Warrant  Certificate  may only  be amended  by a written  instrument  signed by  the  parties.

ARTICLES
MISCELLANEOUS

8.1           Time

Time is of the essence of the terms of this Wa rrant Certificate.

8.2           Notice

Any notice or other communication to be given in connection with this Warrant Certificate must be in writing and given by personal delivery or by fax or email to the following addresses:

To the Company: I-Minerals Inc. Suite 880 - 580 Hornby Street Vancouver, British Columbia Canada V6C 3B6

Attention: Barry Girling, Director Fax: 604-684-0642 Email: wbg@imineralsinc.com

To the Warrantholder:

♦ ♦ ♦

Attention: ♦ Fax:♦ Email:♦

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8.3         Non-transferability of Warrants

The Warrants evidenced hereby (or any portion thereof) may not be assigned or transferred by the holder except as permitted under the Securities Act (British Columbia), together wit h all regulations and rules promulgated thereunder and all administrative policy statements, instruments, blanket orders and rulings, notices and administrative directions issued by the British Columbia Securities Commission and any order granted by the British Columbia Securities Commission.  In the event the Warrants evidenced hereby (or any portion thereof) are assignable or transferable as permitted herein, they may be assigned or transferred by the holder duly completing and executing the transfer form attached hereto as Schedule "D". The rights and obligations of the parties hereunder shall be binding upon and enure to the benefit of their successors and permitted assigns.

SCHEDULE "B"

EXERCISE FORM

TO:      I-Minerals Inc.

Terms  which  are  not  otherwise  defined  herein  shall  have  the meanings  ascribed to such  terms  in  the Warrant

Certificate held by the undersigned and issued by I-Minerals Inc. (the "Company").

The undersigned hereby exercises the right to acquire ___________ Common Shares of the Company in accordance with and subject  to the provisions of such Warrant Certificate and herewith makes payment of the purchase price in full for the said number of Common Shares.

The Common Shares are to be issued as follows:

Name:

Address in full:

Social Insurance Number:

Note: If further nominees are intended, please attach (and initial) a schedule giving these particulars.

DATED this        day of                                    , 201

Signature Guaranteed	(Signature of Warrantholder)

Print full name

Print full address

Instructions:

1.	The registered holder may exercise its right to receive Common Shares by completing this form and surrendering this form and the Warrant Certificate representing the Warrants being exercised to the Company.

2.	If the Exercise Form indicates that Common Shares are to be issued to a person or persons other than the registered holder of t he Warrant Certificate, the signature of such holder of the Exercise Fo1m must be guaranteed by an authorized officer of a chartered bank, trust company or an investment dealer who is a member of a recognized stock exchange.

3.	If the Exercise Form is signed by a trustee, exercise, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a judiciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Company.

SCHEDULE "C"

WARRANT EXERCISE GRID

Common Shares Issued	Common Shares Available	Initials of Authorized Officer

SCHEDULE "D"

TRANSFER FORM

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto
_________________________________________________________________________________________
(Please print or typewrite name and address of assignee)
_________________________________________________________________________________________

________________Wa rrant(s) represented  by the within certificate, and do(es)  hereby irrevocably  constitute and appoint_________________________________________________________________________________________ the attorney of the undersigned  to transfer the said Warrants maintained by the transfer agent of the Company with full power of substitution hereunder.
DATED this                  day of                                          ,

Signature of Holder

Name of Holder (please print)	Signature Guarantee

The signature of the Holder to this assignment must correspond exactly with the name of the Holder as set forth on the face of this Warrant certificate in every particular, without alteration or enlargement or any change whatsoever and the signature must be guaranteed by a Canadian chartered bank or by a Canadian trust company or by a medallion signature guarantee from a member of a recognized Signature Medallion Guarantee Program.

DATED:          SEPTEMBER 13, 2013
_____________________________________________________________________

Among:

I-Minerals
OF THE FIRST PART
Inc. And:

i-minerals USA	OF THE SECOND PART

Inc. And:
OF THE THIRD PART
BV Lending, LLC

_____________________________________________________________________

LOAN AGREEMENT

_____________________________________________________________________

Tupper Jonsson & Yeadon
1710-1177 West Hastings Street
Vancouver, B. C.
V6E 2L3

Telephone: (604) 640-6355